AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Amyris, Inc.
Dated: February 8, 2011
KHOSLA VENTURES II, L.P.
By its General Partner, Khosla Ventures Associates II, LLC
/s/ Vinod Khosla

Vinod Khosla
Managing Director
KHOSLA VENTURES ASSOCIATES II, LLC
/s/ Vinod Khosla

Vinod Khosla
Managing Director
KHOSLA VENTURES III, L.P.
By its General Partner, Khosla Ventures Associates III, LLC
/s/ Vinod Khosla

Vinod Khosla
Managing Director
KHOSLA VENTURES ASSOCIATES III, LLC
/s/ Vinod Khosla

Vinod Khosla
Managing Director
VK SERVICES, LLC
/s/ Vinod Khosla

Vinod Khosla
Managing Director
/s/ Vinod Khosla

Vinod Khosla